Independent Auditors' Consent



To the Shareholders and Board of Directors of Smith Barney Funds, Inc.:

We consent to the use of our reports dated February 10, 1998 for the Large Cap Value Fund, U.S. Government Securities Fund, and Short-Term U.S. Treasury Securities Fund of Smith Barney Funds, Inc. incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statement of Additional Information.




	KPMG Peat Marwick LLP


New York, New York
April 24, 1998